AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SPIRITS TIME INTERNATIONAL, INC.

 The Corporation (the “Corporation”) was formed under the name of Sears Oil and Gas Corporation. The Company’s Articles of Incorporation have been amended to, among other things, (i) change the Corporation’s name to Spirits Time International, Inc. and (ii) increase the number of shares of common stock authorized and authorize a class of preferred stock.   The Corporation, organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.  The name of the Corporation is now Spirits Time International, Inc.  The original Articles of Incorporation of the Corporation were filed with the Office of the Secretary of State of the State of Nevada on October 18, 2005.

 2.  These Amended and Restated Articles of Incorporation were duly adopted in accordance with Sections 78.390, 78.385 and 78.403 of the Nevada Revised Statutes (“NRS”), and restate, integrate and further amend the provisions of the Corporation’s existing Articles of Incorporation.

 3.  These Amended and Restated Articles of Incorporation of the Corporation were duly approved by a vote of the stockholders of the Corporation in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

 5.  The text of the Articles of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I - NAME

The name of the corporation is Spirits Time International, Inc. (the “Corporation”).

ARTICLE II -REGISTERED AGENT AND OFFICE

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV - CAPITALIZATION

Section 1. Designation and Number of Shares.

 (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 160,000,000 shares, consisting of 140,000,000 shares of common stock, par value

$0.001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

 (b) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

Section 2. Preferred Stock.

 (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors of the Corporation may determine.

 (b) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the laws of the State of Nevada. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

Section 3. Common Stock.

(a)  Dividends. Dividends may be declared and paid on the Common Stock from funds legally available therefor, if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of these Restated Articles of Incorporation and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder. The term “Restated Articles of Incorporation” as used herein shall mean these Amended and Restated Articles of Incorporation of the Corporation, as amended from time to time.

(b)  Voting. The holders of the Common Stock are entitled to one vote for each share held on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to these Restated Articles of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote thereon, either separately or together as a class with the holders of one or more other such series, as required by law or pursuant to these Restated Articles of Incorporation (including any certificate of designation relating to Preferred Stock).

ARTICLE V – MANAGEMENT MATTERS

 The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

 Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by these Restated Articles of Incorporation or the Amended and Restated Bylaws of the Corporation as

in effect from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI – STOCKHOLDER ACTION

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the NRS, as amended from time to time.

Stockholder action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class(es) or series of stock of the Corporation representing not less than the minimum amount of voting power that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding (other than treasury stock) entitled to vote thereon were present and voted and delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

ARTICLE VII - BYLAWS

 The Board of Directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE VIII - BOARD OF DIRECTORS

 (a)  Number of Directors. The Corporation shall not have less than one (1) director. The actual number of directors may be increased or decreased by a duly adopted amendment to the bylaws of the Corporation or by resolutions by the Board of Directors.

 (b)  Initial Director. The name of the director constituting the current Board of Directors is Mark Scharmann.

 (c)  Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated solely by reason of the fact that the director of the Corporation has a direct interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the Corporation is in compliance with one or more of the conditions of Section §78.140 of the NRS (or any successor provision thereto).

ARTICLE IX - TRANSACTIONS WITH STOCKHOLDERS

  (a)  Control Share Acquisition Exemption. The Corporation specifically elects not to be governed by NRS. §78.378 to NRS.§78.3793, inclusive, and successor statutory provisions.

(b)  Combinations with Interested Stockholders. The Corporation specifically elects not to be governed by NRS§ 78.411 to NRS§ 78.444, inclusive, and successor statutory provisions.

ARTICLE X - LIMITATION OF LIABILITY

 To the fullest extent permitted by law, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, save and except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE XI - INDEMNIFICATION

 The Corporation may:

  (a)  Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

  (b) Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

  (c) Indemnify, to the fullest extent legally permissible under the laws of the State of Nevada, a director, officer, employee, fiduciary or agent of a corporation to the extent he has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) of this Article XI or in defense of any claim, issue, or matter therein, against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

 Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI .

 The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article XI .

 The indemnification provided in this article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE XII -INDEMNIFICATION PROVIDED IN BYLAWS

 Without limiting the application of Article X or Article XI, the directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE XIII -PLACE OF MEETING; CORPORATE BOOKS

 Subject to the NRS, the stockholders and the Directors shall have the power to hold their meetings, and the Directors shall have power to have an office or offices and to maintain the books of the Corporation either inside or outside of the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE XIV – AMENDMENT TO ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation in the manner prescribed by the laws of the State of Nevada and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE XV – EXCLUSIVE FORUM

 (a)  Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation, pursuant to a resolution adopted by a majority of the Board, consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Restated Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of these Restated Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

 (b)  Deemed Notice and Consent. To the fullest extent permitted by law, each and every person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Restated Articles of Incorporation, (b) the Bylaws and (c) any amendment to the Restated Articles of Incorporation or the Bylaws enacted or adopted in accordance with the Restated Articles of Incorporation, the Bylaws and applicable law.

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Signature Page to Amended and Restated Articles of Incorporation

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation of Spirits Time International, Inc.

By:	/s/ Mark Scharmann
Name:	Mark Scharmann
Title:	President